    As filed with the Securities and Exchange Commission on October 8, 2002.
                                                 Registration No. 333-
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          AMCAST INDUSTRIAL CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                               -------------------

              OHIO                                              31-0258080
(State or Other Jurisdiction of                              (I.R.S. Employer
Incorporation or Organization)                              Identification No.)

                          7887 WASHINGTON VILLAGE DRIVE
                               DAYTON, OHIO 45459
                                 (937) 291-7000

   (Address, including zip code, and telephone number, including area code, of
                    Registrant's principal executive office)

                          AMCAST INDUSTRIAL CORPORATION
                 NON-EMPLOYEE DIRECTORS STOCK COMPENSATION PLAN
                                       AND
                         EXECUTIVE EMPLOYMENT AGREEMENT
                      BETWEEN AMCAST INDUSTRIAL CORPORATION
                                AND BYRON O. POND
                            (Full title of the plan)

                               -------------------

                              SAMUEL T. REES, ESQ.
                  VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                          7887 WASHINGTON VILLAGE DRIVE
                               DAYTON, OHIO 45459
                                 (937) 291-7000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                               -------------------

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------
                                                                               Proposed Maximum
 Title of Securities to       Amount to be      Proposed Maximum Offering     Aggregate Offering        Amount of
      be Registered        Registered(1)(2)(3)     Price per Share (4)             Price(4)          Registration Fee
-----------------------------------------------------------------------------------------------------------------------
     Common Shares,
      no par value              144,540                   $3.26                    $471,201                $44
-----------------------------------------------------------------------------------------------------------------------


1) Includes 120,000 Common Shares to be offered and sold pursuant to the Amcast Industrial Corporation Non-Employee Directors Stock Compensation Plan and an estimated 24,540 to be issued and sold pursuant to the Executive Employment Agreement dated February 15, 2001 between Amcast Industrial Corporation and Byron O. Pond, as amended (the "Employment Agreement").


2) In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of Common Shares that may be offered or sold as a result of any adjustments from stock splits, stock dividends or similar events.

3) There are also being registered hereunder an equal number of Series A Preferred Share Purchase Rights, which are currently attached to and transferable only with the Common Shares registered hereunder.

4) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) and Rule 457(c) under the Securities Act of 1933, based on the average of the high and low prices for a Common Shares reported on the New York Stock Exchange on October 4, 2002.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which are on file with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference:

           (a) The Annual Report of Amcast Industrial Corporation (the "Company") on Form 10-K for the year ended August 31, 2001, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act");

           (b) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended June 2, 2002, March 3, 2002 and December 2, 2001, each filed pursuant to Section 13(a) of the Exchange Act;

           (c) The Company's Current Reports on Form 8-K, dated June 6, 2002 and filed on June 11, 2002 and dated August 6, 2002 and filed September 19, 2002, each filed pursuant to Section 13(a) of the Exchange Act;

           (d) The description of the Company's Purchase Rights contained in the Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Age, including any amendment or report filed for the purpose of updating such description; and

           (e) The description of the Company's Common Shares contained in the Registration Statement filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

       All documents subsequently filed by the Company and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold hereunder shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The legality of the common shares being registered on this registration statement has been passed upon by Thompson Hine LLP.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            Article VI of the Code of Regulations of the Company sets forth certain rights of directors and officers of the Company to indemnification. Such rights provide indemnification by the Company as permitted by Ohio law. The liabilities against which a director and officer may be indemnified and factors employed to determine whether a director and officer is entitled to indemnification in a particular instance depend on whether the proceedings in which the claim for indemnification arises were brought (a) other than by and in the right of the Company ("Third Party Actions") or (b) by and in the right of the Company ("Company Actions").

            In Third Party Actions, the Company will indemnify each director and officer against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened or actual proceeding in which he may be involved by reason of his having acted in such capacity, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and with respect to any matter the subject of a criminal proceeding, he had no reasonable cause to believe that his conduct was unlawful.

            In Company Actions, the Company will indemnify each director and officer against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of any such proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification is permitted with respect to (i) any matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless a court determines such person is entitled to indemnification and (ii) any liability asserted in connection with unlawful loans, dividends, distribution, distribution of assets and repurchase of Company shares under Section 1701.95 of the Ohio Revised Code.

            Unless indemnification is ordered by a court, the determination as to whether or not an individual has satisfied the applicable standards of conduct (and therefore may be indemnified) is made by the Board of Directors of the Company by a majority vote of a quorum consisting of directors of the Company who were not parties to the action; or if such a quorum is not obtainable, or if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or by the shareholders of the corporation.

            The Company maintains insurance policies which presently provide protection, within the maximum liability limits of the policies and subject to a deductible amount for each claim, to the Registrant under its indemnification obligations and to the directors and officers with respect to certain matters which are not covered by the Registrant's indemnification obligations. The Company has entered into an indemnification agreement with each director of the Company.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         See Index to Exhibits following signature pages.

ITEM 9.  UNDERTAKINGS.

         (a)  The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant with the Securities Exchange Commission or furnished to the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act, that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dayton, State of Ohio, on October 8, 2002.

                                            AMCAST INDUSTRIAL CORPORATION



                                            By  /s/ Byron O. Pond
                                               ---------------------------
                                                 Byron O. Pond
                                                 Chairman of the Board and
                                                 Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                                 TITLE

 /s/ Byron O. Pond                                        Chairman of the Board and         October 8, 2002
---------------------------------------------             Chief Executive Officer
Byron O. Pond                                             (Principal Executive
                                                          Officer) and Director

 /s/ Francis J. Drew                                      Vice President, Finance           October 8, 2002
---------------------------------------------             and Chief Financial Officer
Francis J. Drew                                           (Principal Financial Officer)

 /s/ Mark D. Mishler                                      Controller (Principal             October 8, 2002
---------------------------------------------             Accounting Officer)
Mark D. Mishler


                  *                                       Director                          October 8, 2002
---------------------------------------------
Walter E. Blankley


                   *                                      Director                          October 8, 2002
---------------------------------------------
Peter H. Forster


                   *                                      Director                          October 8, 2002
---------------------------------------------
Don R. Graber


                   *                                      Director                          October 8, 2002
---------------------------------------------
Joseph R. Grewe



                   *                                      Director                          October 8, 2002
---------------------------------------------
Leo W. Ladehoff


                   *                                      Director                          October 8, 2002
---------------------------------------------
Bernard G. Rethore


                   *                                      Director                          October 8, 2002
---------------------------------------------
William G. Roth


                   *                                      Director                          October 8, 2002
---------------------------------------------
R. William Van Sant

* The undersigned, by signing his name hereto, does hereby execute this registration statement on behalf of the directors of the registrant indicated above by asterisks, pursuant to powers of attorney duly executed by such directors and incorporated by reference as an exhibit to this registration statement.


                                                  /s/ Byron O. Pond
                                                 ------------------------------
                                                 Byron O. Pond
                                                 Attorney-In-Fact
                                                 October 8, 2002


                                INDEX TO EXHIBITS

(4)      INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS, INCLUDING
         INDENTURES

         4.1 Articles of Incorporation, as amended, of Amcast Industrial Corporation (filed as Exhibit 4.1 to Registration Statement on Form S-8 (Reg. No. 333-98835) filed by Amcast Industrial Corporation with the SEC on August 28, 2002 and hereby incorporated by reference).

         4.2 Code of Regulations of Amcast Industrial Corporation . (filed as Exhibit 4.2 to Registration Statement on Form S-8 (Reg. No. 333-98835) filed by Amcast Industrial Corporation with the SEC on August 28, 2002 and hereby incorporated by reference).

         *4.3 Amcast Industrial Corporation Non-Employee Directors Stock Compensation Plan.

         *4.4 Executive Employment Agreement dated April 8, 2002 between Amcast Industrial Corporation and Byron O. Pond, as amended by Amendment No. 1 to Executive Employment Agreement.

(5)      OPINION RE LEGALITY

         *5.1 Opinion of Thompson Hine LLP with respect to the legality of the securities being registered.

(23)     CONSENTS OF EXPERTS AND COUNSEL

         *23.1    Consent of Ernst & Young LLP.

         *23.2 Consent of Thompson Hine LLP (contained in their opinion filed as Exhibit 5.1).

(24)     POWERS OF ATTORNEY

         *24.1 Power of Attorney granted by each director whose name was signed to this registration statement by power of attorney.

-----------------------
* Filed herewith.











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